Exhibit 23.4

CONSENT

        We hereby consent to the use in this Registration Statement on Form S-1 of our name and reference to the data we compile regarding the baby and young children's apparel market, which appear in such Registration Statement.

NPD Group, Inc.
	By:	/s/ RON FRIEDMAN Name: Ron Friedman Title: Vice President
August 27, 2004